Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

June 10, 2014

New York, New York

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

As representatives of the several

underwriters named in Schedule II hereto

c/o	Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Johnson Controls, Inc., a Wisconsin corporation (the “Company”), confirms its agreement with each of the underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth opposite their names in Schedule II hereto of $300,000,000 aggregate principal amount of the Company’s 1.400% Senior Notes due 2017 (the “Notes due 2017”), $500,000,000 aggregate principal amount of the Company’s 3.625% Senior Notes due 2024 (the “Notes due 2024”), $450,000,000 aggregate principal amount of the Company’s 4.625% Senior Notes due 2044 (the “Notes due 2044”), and $450,000,000 aggregate principal amount of the Company’s 4.950% Senior Notes due 2064 (the “Notes due 2064” and, collectively with the Notes due 2017, the Notes due 2024 and the Notes due 2044, the “Securities”), to be issued under an indenture dated as of January 17, 2006 (the “Indenture”), between the Company and U.S. Bank National Association as trustee (the “Trustee”). The term “Indenture,” as used herein, includes the Officer’s Certificate (as defined in the Indenture) to be executed in connection with the offering of the Securities, establishing the form and terms of the Securities pursuant to Section 3.01 of the Indenture.

Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933 (the “Act”) and has filed the Registration Statement with the Securities and Exchange Commission (the “Commission”). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405), and the Registration Statement and any amendments thereto filed prior to the Execution Time became effective upon filing. The Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Final Prospectuses, each of which has previously been furnished to the Representatives. The Company will file with the Commission pursuant to Rule 424(b) a final supplement to the form of prospectus included in the Registration Statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all information required by the Act and the rules and regulations thereunder to be included therein with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the respective rules and regulations thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations thereunder and conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; and on the date of any filing pursuant to Rule 424(b), and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, the Disclosure Package or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) As of the Initial Sale Time, the Disclosure Package, as amended or supplemented as of the Initial Sale Time, and each electronic road show when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the Company makes no representation or warranty with respect to any information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) The Company (including its agents and representatives, other than the Underwriters in their respective capacities as such) has not made, used, prepared, authorized, approved or referred to any Issuer Free Writing Prospectus that it was required to file with the Commission or retain under Rule 433 other than the Issuer Free Writing Prospectuses identified in Schedule III hereto.

(e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was, is or will be, as the case may be, a Well-Known Seasoned Issuer.

(f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g) Each of the Company and each subsidiary of the Company has been duly organized and is validly existing in good standing (or its equivalent) under the laws of the jurisdiction in which it is chartered or organized, with full power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing (or its equivalent) under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and in which the failure to so qualify would have a Material Adverse Effect.

(h) PricewaterhouseCoopers LLP, who have reported on the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations thereunder.

(i) The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates indicated, and the consolidated results of the operations of the Company and its subsidiaries, and the consolidated cash flows of the Company and its subsidiaries, respectively, for the periods specified. Such consolidated financial statements comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. The supporting schedule included or incorporated by reference in the Registration Statement presents fairly the information required to be stated therein. The ratios of earnings to fixed charges for the Company included in the Disclosure Package and the Final Prospectus under the caption “Ratio of Earnings to Fixed Charges” have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The selected consolidated financial data of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus presents fairly the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and except as otherwise set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(l) The Company, in respect of itself and its subsidiaries, maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting with respect to the Company and its subsidiaries.

(m) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(n) Except as to matters disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the

“Money Laundering Laws”); and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(o) Except as to matters disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is currently subject to any sanctions programs administered or enforced by the U.S. Department of State, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, the “Authorities”), nor is the Company located, organized or resident in a country or territory that is subjected to sanctions administered or enforced by the Authorities; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund any activities of or business with any person, government, country, or territory that, at the time of such funding, is subject to sanctions administered or enforced by the Authorities.

(p) None of the execution by the Company of this Agreement, the issuance and sale of the Securities or the performance by the Company of any of its obligations under this Agreement will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

(q) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby, by the Disclosure Package or by the Final Prospectus, except such as have been obtained or made by the Company and are in full force and effect and except as may be required under the Securities Act or applicable state or foreign securities or blue sky laws.

(r) This Agreement has been duly authorized, executed and delivered by the Company.

(s) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(t) The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and delivered by the Company, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms and the terms of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect).

(u) The Securities and the Indenture conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus.

(v) The statements set forth in the Disclosure Package and the Final Prospectus under the caption “Material U.S. Federal Income Tax Considerations” are accurate in all material respects and fairly present the information provided.

(w) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(x) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(y) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(z) Except as to matters disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus: (i) none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a material violation by such persons of either (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (B) the U.K. Bribery Act 2010 (the “Bribery Act”); and (ii) the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(aa) The definitive transaction agreement, dated as of April 16, 2014, between the Company and the Canada Pension Plan Investment Board has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

2. Purchase and Sale. In reliance upon the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, or such later date not later than five business days after such specified date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities specified in Schedule I being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Agreements of the Company. The Company agrees with the several Underwriters that:

(a) During the period beginning with the Initial Sale Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Final Prospectus is no longer required by law to be delivered in connection with the initial offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless, in each case, the Company has furnished the Representatives a copy for their review prior to such time, and the Company will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filings.

(b) During the Prospectus Delivery Period, the Company will promptly advise the Representatives (i) when the Final Prospectus and any Issuer Free Writing Prospectus, and any supplements or amendments thereto, have been filed with the Commission pursuant to Rules 424(b) and 433, respectively, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement has been filed or becomes effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof, including, if necessary, and subject to the first sentence of paragraph (a) of this Section 4, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c) The Company will prepare a final term sheet, containing solely a description of the Securities, as set forth in Schedule IV hereto, and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(d) If, during the Prospectus Delivery Period, any event occurs as a result of which, in the opinion of counsel for the Underwriters or counsel for the Company, the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Company promptly will (i) notify the Representatives of such event or, in circumstances where the Company’s obligations under this paragraph (d) arise from an opinion of counsel for the Underwriters, notify the Representatives of such event after the Company receives such opinion, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment to the Registration Statement, a new registration statement or an amendment or supplement to the Disclosure Package or the Final Prospectus that will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as may be reasonably requested.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries (which need not be audited) covering a period of at least 12 months beginning after the date hereof and otherwise satisfying the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158).

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of any Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and supplement thereto as the Representatives may reasonably request.

(g) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities (provided that the Company will not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject), will arrange for the determination of the legality of the Securities for purchase by institutional investors and will pay any fee of the Financial Industry Regulatory Authority in connection with its review of the offering.

(h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for printing and engraving fees, for fees charged by the Trustee, for the expenses, if any, incurred by the Underwriters in road shows, for any filing fee of the Financial Industry Regulatory Authority relating to the Securities and for expenses incurred in printing and distributing the Final Prospectus, any Preliminary Final Prospectuses and any supplements thereto to the Underwriters. The Company will pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(i) During the Prospectus Delivery Period, the Company will not, without the prior written consent of the Representatives, prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus where, as a result of such preparation, use, authorization, approval or reference, the Company would be required to file the Issuer Free Writing Prospectus with the Commission or retain the Issuer Free Writing Prospectus under Rule 433 and the Company will not file any Issuer Free Writing Prospectus with the Commission (other than the Issuer Free Writing Prospectuses identified in Schedule III hereto, any electronic road show and any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package). Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Closing Date.

(k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l) The Company will retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433.

(m) The Company will use the net proceeds from the offering as set forth in the Disclosure Package and the Final Prospectus.

5. Agreements of the Underwriters. Each Underwriter agrees with the Company that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Free Writing Prospectus (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement or any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule III, any electronic road show or Permitted Free Writing Prospectus prepared pursuant to Section 4(i) above or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule IV hereto without the consent of the Company.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have become effective; the Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(c) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; if filing of any Issuer Free Writing Prospectus is required by Rule 433, each such Issuer Free Writing Prospectus shall have been filed in the manner and within the time period required by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Representatives shall have received the opinion and 10b-5 statement of Jerome D. Okarma, Vice President, Secretary and General Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit A.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Wisconsin or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(c) The Representatives shall have received the opinion and 10b-5 statement of Foley & Lardner LLP, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of New York and Wisconsin or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(d) The Representatives shall have received from Mayer Brown LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, solely in their respective capacities as such, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any amendments or supplements thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus and the Disclosure Package (exclusive of any supplements thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), there has been no Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus and the Disclosure Package (exclusive of any supplements thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).

(f) At the Execution Time and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the date of this Agreement, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package, the Preliminary Final Prospectus and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off’ date no more than three business days prior to the Closing Date.

References to the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus in this paragraph (f) include any amendments or supplements thereto at the date of the letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), the Final Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof) or any Issuer Free Writing Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), there shall not have been (i) any change specified in the Closing Date comfort letter from the letter or letters dated the date hereof referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business, financial condition or properties of the Company and its subsidiaries on a consolidated basis the effect of which in any case referred to in paragraph (g)(i) or (ii) of this Section 6, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), the Final Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof) and any Issuer Free Writing Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).

(h) Subsequent to the earlier of the Initial Sale Time and the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the Disclosure Package, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page, the percentage in the first paragraph under the heading “Underwriting—Discounts and Commissions” relating to concessions and the second sentence in the first paragraph under the heading “Underwriting—Price Stabilization and Short Positions” relating to stabilization activities in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and the Representatives confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party and any others entitled to indemnification pursuant to Section 8 that the indemnifying party may designate in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel) for all indemnified parties) if (i) the indemnified party shall have reasonably determined that use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement of a material fact or omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such alleged untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). For the avoidance of doubt, the contribution obligations of the Underwriters under this paragraph (d) are several and not joint.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iii) there shall have occurred (1) any outbreak or escalation of hostilities, act of terrorism, attack on the United States, declaration by the United States of a national emergency or war or other calamity or crisis or (2) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, and, with respect to either (1) or (2) above, the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209, Attention: Secretary.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Patriot Act Compliance. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

15. No Fiduciary Duty. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Basic Prospectus” shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date.

“Disclosure Package” shall mean (i) the Basic Prospectus as supplemented by all Preliminary Final Prospectuses; (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Initial Sale Time” shall mean 4:10 p.m. Eastern Daylight Time on June 10, 2014.

“Issuer Free Writing Prospectus” shall mean (i) an issuer free writing prospectus, as defined in Rule 433 and (ii) any electronic road show.

“Material Adverse Effect” shall mean a material adverse effect on the business, financial condition, results of operations or properties of the Company and its subsidiaries, taken as a whole.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement on Form S-3 (Reg. No. 333-179613) filed by the Company on February 22, 2012 registering under the Act the offer and sale of the Securities, including a basic prospectus, incorporated documents, exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 134,” “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 401,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 436,” “Rule 456,” “Rule 457” and “Regulation S-K” refer to such rules or regulation under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

JOHNSON CONTROLS, INC.

By:	/s/ R. Bruce McDonald
Name:	R. Bruce McDonald
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Frank A. Voltolina
Name:	Frank A. Voltolina
Title:	Corporate Vice President and Corporate Treasurer

The foregoing Agreement is
hereby confirmed and accepted as of the date specified in
Schedule I hereto.

GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
As representatives of the several underwriters

GOLDMAN, SACHS & CO.

By:	/s/ Ryan Gilliam
Name: Ryan Gilliam
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Laurie Campbell
Name: Laurie Campbell
Title: Managing Director

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated June 10, 2014.

Registration Statement No. 333-179613.

Addresses for Notices:

Goldman, Sachs & Co.	Goldman, Sachs & Co. 200 West Street New York, New York 10282 Facsimile: 212-902-9316 Attention: Prospectus Department

Merrill Lynch, Pierce, Fenner & Smith Incorporated	50 Rockefeller Plaza NY1-050-12-01 New York, New York 10020 Facsimile: (212) 901-7881 Attention: High Grade Debt Capital Markets Transaction Management / Legal

Barclays Capital Inc.	745 Seventh Avenue New York, New York 10019 Facsimile: (636) 834-8133

Citigroup Global Markets Inc.	388 Greenwich Street New York, New York 10013 Facsimile: (212) 816-7912 Attention: General Counsel

Wells Fargo Securities, LLC	550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202 Facsimile: (704) 410-0326 Attention: Transaction Management

Closing Date, time and location: 9:00 a.m. Central time at the offices of Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, on June 13, 2014.

Description of Securities:

Notes due 2017

Title: 1.400% Senior Notes due 2017

Aggregate principal amount: $300,000,000

Stated maturity date: November 2, 2017

Purchase price (include accrued interest or amortization, if any): 99.422%

Interest Payment Dates: Semiannual in arrears on May 2 and November 2 of each year, commencing November 2, 2014

Sinking fund provisions: None

Redemption provisions:

Optional Redemption

The Notes are redeemable, in whole at any time or in part from time to time, at the Company’s option at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes being redeemed, and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in the Final Prospectus), plus 10 basis points, plus, in each case, accrued and unpaid interest on the Notes being redeemed to the redemption date.

Special Mandatory Redemption

The Company shall redeem the Notes if the acquisition of Air Distribution Technologies is not consummated on or prior to December 31, 2014 or the acquisition agreement is terminated at any time prior thereto other than in connection with the consummation of the acquisition and is not otherwise amended or replaced, at 101% of the aggregate principal amount, plus accrued and unpaid interest on the Notes to the redemption date.

Notes due 2024

Title: 3.625% Senior Notes due 2024

Aggregate principal amount: $500,000,000

Stated maturity date: July 2, 2024

Purchase price (include accrued interest or amortization, if any): 99.298%

Interest Payment Dates: Semiannual in arrears on January 2 and July 2 of each year, commencing January 2, 2015

Sinking fund provisions: None

Redemption provisions:

Optional Redemption

The Notes are redeemable, in whole or in part, at any time prior to April 2, 2024 (three months prior to the maturity date of the Notes) at the Company’s option at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes being redeemed, and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in the Final Prospectus), plus 15 basis points, plus, in each case, accrued and unpaid interest on the Notes being redeemed to the redemption date.

In addition, at any time on or after April 2, 2024 (three months prior to the maturity date of the Notes), the Company may redeem some or all of the Notes at its option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes being redeemed to the redemption date.

Special Mandatory Redemption

The Company shall redeem the Notes if the acquisition of Air Distribution Technologies is not consummated on or prior to December 31, 2014 or the acquisition agreement is terminated at any time prior thereto other than in connection with the consummation of the acquisition and is not otherwise amended or replaced, at 101% of the aggregate principal amount, plus accrued and unpaid interest on the Notes to the redemption date.

Notes due 2044

Title: 4.625% Senior Notes due 2044

Aggregate principal amount: $450,000,000

Stated maturity date: July 2, 2044

Purchase price (include accrued interest or amortization, if any): 98.543%

Interest Payment Dates: Semiannual in arrears on January 2 and July 2 of each year, commencing January 2, 2015

Sinking fund provisions: None

Redemption provisions:

Optional Redemption

The Notes are redeemable, in whole or in part, at any time prior to January 2, 2044 (six months prior to the maturity date of the Notes) at the Company’s option at a redemption price equal to the greater of:

(2) 100% of the principal amount of the Notes being redeemed, and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in the Final Prospectus), plus 20 basis points, plus, in each case, accrued and unpaid interest on the Notes being redeemed to the redemption date.

In addition, at any time on or after January 2, 2044 (six months prior to the maturity date of the Notes), the Company may redeem some or all of the Notes at its option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes being redeemed to the redemption date.

Special Mandatory Redemption

The Company shall redeem the Notes if the acquisition of Air Distribution Technologies is not consummated on or prior to December 31, 2014 or the acquisition agreement is terminated at any time prior thereto other than in connection with the consummation of the acquisition and is not otherwise amended or replaced, at 101% of the aggregate principal amount, plus accrued and unpaid interest on the Notes to the redemption date.

Notes due 2064

Title: 4.950% Senior Notes due 2064

Aggregate principal amount: $450,000,000

Stated maturity date: July 2, 2064

Purchase price (include accrued interest or amortization, if any): 98.794%

Interest Payment Dates: Semiannual in arrears on January 2 and July 2 of each year, commencing January 2, 2015

Sinking fund provisions: None

Redemption provisions:

Optional Redemption

The Notes are redeemable, in whole or in part, at any time prior to January 2, 2064 (six months prior to the maturity date of the Notes) at the Company’s option at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes being redeemed, and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in the Final Prospectus), plus 25 basis points, plus, in each case, accrued and unpaid interest on the Notes being redeemed to the redemption date.

In addition, at any time on or after January 2, 2064 (six months prior to the maturity date of the Notes), the Company may redeem some or all of the Notes at its option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes being redeemed to the redemption date.

Special Mandatory Redemption

The Company shall redeem the Notes if the acquisition of Air Distribution Technologies is not consummated on or prior to December 31, 2014 or the acquisition agreement is terminated at any time prior thereto other than in connection with the consummation of the acquisition and is not otherwise amended or replaced, at 101% of the aggregate principal amount, plus accrued and unpaid interest on the Notes to the redemption date.

Tax Event Redemption

The Notes are redeemable, in whole, but not in part, at the Company’s option at any time within 90 days following the occurrence of a Tax Event (as defined in the Final Prospectus), at a redemption price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest on the Notes to the redemption date.

SCHEDULE II

Underwriters	Principal Amount of Notes due 2017 to be Purchased	Principal Amount of Notes due 2024 to be Purchased	Principal Amount of Notes due 2044 to be Purchased	Principal Amount of Notes due 2064 to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$69,600,000	$116,000,000	$104,400,000	$104,400,000
Goldman, Sachs & Co.	69,600,000	116,000,000	104,400,000	104,400,000
Barclays Capital Inc.	25,500,000	42,500,000	38,250,000	38,250,000
Citigroup Global Markets Inc.	25,500,000	42,500,000	38,250,000	38,250,000
Wells Fargo Securities, LLC	25,500,000	42,500,000	38,250,000	38,250,000
ING Financial Markets LLC	12,000,000	20,000,000	18,000,000	18,000,000
J.P. Morgan Securities LLC	12,000,000	20,000,000	18,000,000	18,000,000
Mitsubishi UFJ Securities (USA), Inc.	12,000,000	20,000,000	18,000,000	18,000,000
TD Securities (USA) LLC	12,000,000	20,000,000	18,000,000	18,000,000
U.S. Bancorp Investments, Inc.	12,000,000	20,000,000	18,000,000	18,000,000
Banca IMI S.p.A.	2,700,000	4,500,000	4,050,000	4,050,000
Commerz Markets LLC	2,700,000	4,500,000	4,050,000	4,050,000
Credit Agricole Securities (USA) Inc.	2,700,000	4,500,000	4,050,000	4,050,000
Danske Markets Inc.	2,700,000	4,500,000	4,050,000	4,050,000
Morgan Stanley & Co. LLC	2,700,000	4,500,000	4,050,000	4,050,000
RBS Securities Inc.	2,700,000	4,500,000	4,050,000	4,050,000
Sandler O’Neill & Partners, L.P.	2,700,000	4,500,000	4,050,000	4,050,000
Standard Chartered Bank	2,700,000	4,500,000	4,050,000	4,050,000
UniCredit Capital Markets LLC	2,700,000	4,500,000	4,050,000	4,050,000

Total	$300,000,000	$500,000,000	$450,000,000	$450,000,000

II-1

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

1. The term sheet set forth in Schedule IV hereto.

III-1

SCHEDULE IV

To Prospectus dated February 22, 2012 and Preliminary Prospectus Supplement Dated June 10, 2014

$1,700,000,000

Johnson Controls, Inc.

$300,000,000 1.400% Senior Notes due 2017

$500,000,000 3.625% Senior Notes due 2024

$450,000,000 4.625% Senior Notes due 2044

$450,000,000 4.950% Senior Notes due 2064

Pricing Term Sheet

June 10, 2014

Issuer:	Johnson Controls, Inc.

Trade Date:	June 10, 2014

Settlement Date:	June 13, 2014 (T+3)

Joint Book-Running Managers:	Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Citigroup Global Markets Inc. Wells Fargo Securities, LLC

Co-Managers:

ING Financial Markets LLC

J.P. Morgan Securities LLC

Mitsubishi UFJ Securities (USA), Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Banca IMI S.p.A.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Danske Markets Inc.

ICBC International Securities Limited

Morgan Stanley & Co. LLC

RBS Securities Inc.

Standard Chartered Bank

UniCredit Capital Markets LLC

Title:	2017 Notes	2024 Notes	2044 Notes	2064 Notes

Aggregate Principal Amount Offered:	$300,000,000	$500,000,000	$450,000,000	$450,000,000

Maturity:	November 2, 2017	July 2, 2024	July 2, 2044	July 2, 2064

Interest Rate:	1.400% per year	3.625% per year	4.625% per year	4.950% per year

Benchmark Treasury:	UST 0.875% due May 15, 2017	UST 2.500% due May 15, 2024	UST 3.625% due February 15, 2044	UST 3.625% due February 15, 2044

Spread to Benchmark Treasury:	+ 55 basis points	+100 basis points	+120 basis points	+ 150 basis points

Benchmark Treasury Price and Yield:	99-30 3⁄4 ; 0.889%	98-27+; 2.631%	103-01; 3.461%	103-01; 3.461%

Yield to Maturity:	1.439%	3.631%	4.661%	4.961%

Price to Public:	99.872%	99.948%	99.418%	99.794%

Interest Payment Dates:	Semiannually in arrears on May 2 and November 2 of each year, commencing November 2, 2014	Semiannually in arrears on January 2 and July 2 of each year, commencing January 2, 2015	Semiannually in arrears on January 2 and July 2 of each year, commencing January 2, 2015	Semiannually in arrears on January 2 and July 2 of each year, commencing January 2, 2015

Optional Redemption:	Callable at the greater of par or the make-whole (T+10 basis points)	Prior to April 2, 2024, callable at the greater of par or the make-whole (T+15 basis points)	Prior to January 2, 2044, callable at the greater of par or the make-whole (T+20 basis points)	Prior to January 2, 2064, callable at the greater of par or the make-whole (T+25 basis points)

Par Call:	—	On or after April 2, 2024	On or after January 2, 2044	On or after January 2, 2064

Special Mandatory Redemption:	The issuer shall redeem the 2017 Notes if the acquisition of Air Distribution Technologies is not consummated on or prior to December 31, 2014 or the acquisition agreement is terminated at any time prior thereto other than in connection with the consummation of the acquisition and is not otherwise amended or replaced, at 101% of the aggregate principal amount	The issuer shall redeem the 2024 Notes if the acquisition of Air Distribution Technologies is not consummated on or prior to December 31, 2014 or the acquisition agreement is terminated at any time prior thereto other than in connection with the consummation of the acquisition and is not otherwise amended or replaced, at 101% of the aggregate principal amount	The issuer shall redeem the 2044 Notes if the acquisition of Air Distribution Technologies is not consummated on or prior to December 31, 2014 or the acquisition agreement is terminated at any time prior thereto other than in connection with the consummation of the acquisition and is not otherwise amended or replaced, at 101% of the aggregate principal amount	The issuer shall redeem the 2064 Notes if the acquisition of Air Distribution Technologies is not consummated on or prior to December 31, 2014 or the acquisition agreement is terminated at any time prior thereto other than in connection with the consummation of the acquisition and is not otherwise amended or replaced, at 101% of the aggregate principal amount

Tax Event Redemption:	—	—	—	Callable at par within 90 days of a “tax event”

CUSIP/ISIN:	478373 AB9 / US478373AB95	478373 AC7 / US478373AC78	478373 AD5 / US478373AD51	478373 AE3 / US478373AE35

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll-free at (866) 471-2526 or calling or e-mailing Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322 or dg.prospectus_distribution@baml.com.

Exhibit A

Form of opinion and 10b-5 statement of Jerome D. Okarma, Vice President, Secretary and

General Counsel of the Company, pursuant to Section 6(b)

A-1

Exhibit B

Form of opinion and 10b-5 statement of Foley & Lardner LLP, counsel for the Company,

pursuant to Section 6(c)

B-1